Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 filed with the Securities and Exchange Commission and Form AC filed with the Office of Thrift Supervision of our report dated February 28, 2004 on the consolidated financial statements of BankFinancial MHC, Inc. We also consent to the references to us under the headings “Material Tax Consequences” and “Experts” in this Registration Statement on Form S-1 and Form AC.

/s/ Crowe Chizek and Company LLC

Oak Brook, Illinois

September 21, 2004